Exhibit 25.1

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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549

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                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                          ----------------------------------

                               THE CHASE MANHATTAN BANK
                 (Exact name of trustee as specified in its charter)


          NEW YORK                                               13-4994650
          (State of incorporation                          (I.R.S. employer
          if not a national bank)                       identification No.)

          270 PARK AVENUE
          NEW YORK, NEW YORK                                          10017
          (Address of principal executive offices)               (Zip Code)

                                  William H. McDavid
                                   General Counsel
                                   270 Park Avenue
                               New York, New York 10017
                                 Tel:  (212) 270-2611
              (Name, address and telephone number of agent for service)

                          ---------------------------------
                                 PP&L RESOURCES, INC.
                              PP&L CAPITAL FUNDING INC.
                 (Exact name of obligor as specified in its charter)


          PENNSYLVANIA                                           23-2758192
          DELAWARE                                              APPLIED FOR
          (State or other jurisdiction of                  (I.R.S. employer
          incorporation or organization)                identification No.)

          TWO NORTH NINTH STREET
          ALLENTOWN, PA                                          18101-1179
          (Address of principal executive offices)               (Zip Code)

                            -----------------------------
                                   DEBT SECURITIES
               GUARANTEE OF PP&L CAPITAL FUNDING, INC. DEBT SECURITIES
                         (Title of the indenture securities)

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

                                       GENERAL


          Item 1. General Information.

                  Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                       New York State Banking Department, State House, Albany, New York 12110.

                       Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                       Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                       Federal Deposit Insurance Corporation, Washington, D.C., 20429.


                  (b) Whether it is authorized to exercise corporate trust powers.

                       Yes.


          Item 2. Affiliations with the Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

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


          Item 16.   List of Exhibits

                     List below all exhibits filed as a part of this Statement of Eligibility.

                     1.    A copy  of the  Articles  of Association  of the
          Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28,
          1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

                     4.  A copy of the existing By-Laws of the Trustee (see
          Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                     5.  Not applicable.

                     6.   The consent  of the Trustee  required by  Section
          321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                     8.  Not applicable.

                     9.  Not applicable.


                                      SIGNATURE


                  Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of OCTOBER, 1997.

                                      THE CHASE MANHATTAN BANK


                                      By     /s/ Francine Springer
                                        -----------------------------
                                         Francine Springer
                                         Trust Officer


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

                                Exhibit 7 to Form T-1


                                   Bank Call Notice

                                RESERVE DISTRICT NO. 2
                         CONSOLIDATED REPORT OF CONDITION OF

                               The Chase Manhattan Bank
                     of 270 Park Avenue, New York, New York 10017
                        and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                      at the close of business June 30, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                             DOLLAR AMOUNTS
                         ASSETS                                IN MILLIONS

          Cash and balances due from depository institutions:
             Noninterest-bearing balances and
             currency and coin  . . . . . . . . . . . . . . .    $ 13,892
             Interest-bearing balances  . . . . . . . . . . .       4,282
          Securities:
          Held to maturity securities . . . . . . . . . . . .       2,857
          Available for sale securities . . . . . . . . . . .      34,091
          Federal funds sold and securities purchased under
             agreements to resell . . . . . . . . . . . . . .      29,970
          Loans and lease financing receivables:
             Loans and leases, net of unearned income  $124,827
             Less: Allowance for loan and lease losses    2,753
             Less: Allocated transfer risk reserve           13
                                                       --------
             Loans and leases, net of unearned income,
             allowance, and reserve . . . . . . . . . . . . .     122,061
          Trading Assets  . . . . . . . . . . . . . . . . . .      56,042
          Premises and fixed assets (including capitalized
             leases)  . . . . . . . . . . . . . . . . . . . .       2,904
          Other real estate owned . . . . . . . . . . . . . .         306
          Investments in unconsolidated subsidiaries and
             associated companies . . . . . . . . . . . . . .         232
          Customers' liability to this bank on acceptances
             outstanding  . . . . . . . . . . . . . . . . . .       2,092
          Intangible assets . . . . . . . . . . . . . . . . .       1,532
          Other assets  . . . . . . . . . . . . . . . . . . .      10,448
                                                                 --------
          TOTAL ASSETS  . . . . . . . . . . . . . . . . . . .    $280,709
                                                                 ========

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
                                     LIABILITIES

          Deposits
             In domestic offices  . . . . . . . . . . . . . . .   $91,249
             Noninterest-bearing  . . . . .   $38,157
             Interest-bearing . . . . . . .    53,092
                                              -------
             In foreign offices, Edge and Agreement
              subsidiaries, and IBF's . . . . . . . . . . . . .    70,192
             Noninterest-bearing  . . . . .   $ 3,712
             Interest-bearing . . . . . . .    66,480

          Federal funds purchased and securities sold
          under agreements to repurchase  . . . . . . . . . . .    35,185
          Demand notes issued to the U.S. Treasury  . . . . . .     1,000
          Trading liabilities . . . . . . . . . . . . . . . . .    42,307

          Other Borrowed money (includes mortgage indebtedness
             and obligations under calitalized leases):
             With a remaining maturity of one year or less . . 4,593 With a remaining maturity of more than one year
                through three years . . . . . . . . . . . . . .       260
             With a remaining maturity of more than three years       146
          Bank's liability on acceptances executed
          and outstanding . . . . . . . . . . . . . . . . . . .     2,092
          Subordinated notes and debentures . . . . . . . . . .     5,715
          Other liabilities . . . . . . . . . . . . . . . . . .    11,373

          TOTAL LIABILITIES . . . . . . . . . . . . . . . . . .   264,112
                                                                 --------

                                    EQUITY CAPITAL

          Perpetual Preferred stock and related surplus . . . .         0
          Common stock  . . . . . . . . . . . . . . . . . . . .     1,211
          Surplus  (exclude all surplus related to
          preferred stock)  . . . . . . . . . . . . . . . . . .    10,283
          Undivided profits and capital reserves  . . . . . . .     5,280
          Net unrealized holding gains (Losses)
          on available-for-sale securities  . . . . . . . . . .      (193)
          Cumulative foreign currency translation adjustments .        16

          TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . .    16,597
                                                                 --------

          TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . .  $280,709
                                                                 ========

          I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI


          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                   WALTER V. SHIPLEY        )
                                   THOMAS G. LABRECQUE      )  DIRECTORS
                                   WILLIAM B. HARRISON, JR. )


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